Exhibit 10.39

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This Third Amendment to Employment Agreement (this “Third Amendment”) between Blueprint Medicines Corporation, a Delaware corporation (the “Company”), and Ariel Hurley (the “Executive”), is effective as of January 1, 2023 (the “Third Amendment Effective Date”). Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Employment Agreement (as defined below).

WHEREAS, the Company and the Executive are parties to the Employment Agreement dated as of March 6, 2019, as amended by the First Amendment to Employment Agreement dated as of December 22, 2021 and the Second Amendment to Employment Agreement dated as of September 23, 2022 (collectively, the “Employment Agreement”); and

WHEREAS, the Company and the Executive desire to amend the Employment Agreement as set forth below;

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby confirmed, the Company and the Executive agree that the Employment Agreement is amended as follows:

1.Section 1(b) of the Employment Agreement shall be amended and restated as follows:

“Position and Duties. During the Term, the Executive shall serve as the Senior Vice President, Finance, and Principal Accounting Officer of the Company, and shall have such duties as are consistent with such position. The Executive shall report to the Chief Financial Officer of the Company (the “CFO”). The Executive shall devote her full working time and efforts to the business and affairs of the Company. Notwithstanding the foregoing, the Executive may serve on other boards of directors, with the approval of the Board of Directors of the Company (the “Board”), or engage in religious, charitable or other activities as long as such services and activities are approved by the Board and do not materially interfere with the Executive’s performance of her duties to the Company as provided in this Agreement.”

2.Section 2(a) of the Employment Agreement shall be amended and restated as follows:

“Base Salary. During the Term, the Executive’s annual base salary shall be $367,475.00. The Executive’s base salary shall be re-determined annually by the Board or the Compensation Committee of the Board (the “Compensation Committee”) and shall be subject to increase but not decrease while the Executive is serving in the Senior Vice President, Finance, and Principal Accounting Officer role. The annual base salary in effect at any given time is referred to herein as “Base Salary.” The Base Salary shall be payable in a manner that is consistent with the Company’s usual payroll practices for senior executives.”

3.Section 2(b) of the Employment Agreement shall be amended and restated as follows:

“Incentive Compensation. During the Term, the Executive shall be eligible to earn cash incentive compensation as determined by the Board or the Compensation Committee from time to time. As of January 1, 2023, Executive’s target annual incentive compensation shall be 35% of the Base Salary, subject to upward but not downward adjustment (except in connection with a proportional reduction in compensation to all or substantially all of the Company’s employees). The Board or Compensation Committee shall weigh its bonus determination as follows: 50% on Company performance and 50% on Executive’s individual performance, subject to adjustment as determined by the Board or the Compensation Committee from time to time. The Executive’s target annual incentive compensation in effect at any given time is referred to herein as “Target Incentive Compensation”; provided, that, for purposes of Section 5 hereof “Target Incentive Compensation” shall mean the Executive’s target annual incentive compensation then in effect or, if higher, in effect immediately prior to the Sale Event, and shall be applied to the Base Salary described in such section. To earn incentive compensation, the Executive must remain employed by the Company in good standing through the date such incentive compensation is paid.”

4.The Executive hereby gives express written consent in this Third Amendment for the changes described herein. Accordingly, the Executive acknowledges and agrees that the changes described herein shall not be the basis of a “Good Reason” trigger as defined in the Employment Agreement, and therefore the Executive shall not be eligible to resign for Good Reason as a result of any such changes or in connection with this Third Amendment.

5.To the extent that there is any inconsistency between the terms and conditions of this Third Amendment and the terms and conditions of the Employment Agreement, the terms and conditions of this Third Amendment shall prevail.

6.This Third Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original, but such counterparts shall together constitute one and the same document. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. Federal ESIGN Act of 2000) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.Except as amended hereby, the Employment Agreement remains in full force and effect and, as amended hereby, the Employment Agreement represents the entire agreement between the Executive and the Company, and there are no other agreements, written or oral, relating to the subject matter hereof. On and after the Third Amendment Effective Date, all references in the Employment Agreement to “this Agreement” (including “hereof,” “herein” and similar words or phrases) shall mean the Employment Agreement, as amended by this Third Amendment.

IN WITNESS WHEREOF, this Third Amendment has been entered into as of the date that both of the undersigned have executed this Third Amendment, to be effective as of the Third Amendment Effective Date.

BLUEPRINT MEDICINES CORPORATION

By:	/s/ Kathryn Haviland
Name:	Kathryn Haviland
Title:	President and Chief Executive Officer

EXECUTIVE

/s/ Ariel Hurley
Ariel Hurley